================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 Current Report


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



     DATE OF THE REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 22, 1998



                            THE KROLL-O'GARA COMPANY
             (Exact name of registrant as specified in its charter)





                Ohio                    000-21629               31-1470817
  (State or other jurisdiction of      (Commission           (I.R.S. Employer
           Incorporation)             file number)          Identification No.)




                               9113 LeSaint Drive
                              Fairfield, Ohio 45014
                                 (513) 874-2112

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)






================================================================================

                    INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 2, 3, 4, 6, 7, 8 and 9 are not applicable and are omitted from this Current Report.

ITEM 5.           OTHER INFORMATION.

         On October 22, 1998, The Kroll-O'Gara Company (the "Company" or "Kroll-O'Gara") announced that it had executed a definitive purchase agreement to acquire all the shares of Laboratory Specialists of America, Inc. ("Laboratory Specialists"). The transaction will be effected by means of the merger of a wholly owned subsidiary of Kroll-O'Gara with and into Laboratory Specialists (the "Merger"), and is expected to qualify for "pooling of interests" accounting treatment. The Merger is subject to the approval of the shareholders of Laboratory Specialists. Closing is expected in December 1998.

         Laboratory Specialists owns and operates a laboratory in New Orleans and provides drug-testing services to corporate and institutional clients seeking to deter the use of illegal drugs. The laboratory is certified by the federal Substance Abuse and Mental Health Services Administration. In addition to drug testing, Laboratory Specialists offers a range of services, which are customized to assist clients in implementing cost-effective drug testing programs.

         This Current Report on Form 8-K is being filed to furnish the financial statements listed and presented below. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical consolidated Financial Statements and related notes of the Company contained in its annual report on Form 10-K for the year ended December 31, 1997.



        (a)   THE KROLL-O'GARA COMPANY PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

                  (1) Kroll-O'Gara and Laboratory Specialists Unaudited Pro Forma
                      Combining Financial Statements
                  ------------------------------------------------------------------------

                  Unaudited Pro Forma Combining Condensed Balance Sheets
                      as of September 30, 1998..................................................3
                  Unaudited Pro Forma Combining Statements of Operations for
                      the Year Ended December 31, 1995..........................................4
                  Unaudited Pro Forma Combining Statements of Operations for
                      the Year Ended December 31, 1996..........................................5
                  Unaudited Pro Forma Combining Statements of Operations for
                      the Year Ended December 31, 1997..........................................6
                  Unaudited Pro Forma Combining Statements of Operations for
                      the Nine Months Ended September 30, 1997..................................7
                  Unaudited Pro Forma Combining Statements of Operations for
                      the Nine Months Ended September 30, 1998..................................8

                  (2) Kroll-O'Gara Pro Forma and Laboratory Specialists Unaudited Pro Forma
                      Combining Financial Statements
                  --------------------------------------------------------------------------------

                  Unaudited Pro Forma Combining Statements of Operations for
                      the Year Ended December 31, 1997.........................................10
                  Unaudited Pro Forma Combining Statements of Operations for
                      the Nine Months Ended September 30, 1998.................................12


         (b)   FINANCIAL STATEMENTS OF LABORATORY SPECIALISTS OF AMERICA, INC.

                  Report of Independent Public Accountants.....................................13


                  Consolidated Balance Sheets as of December 31, 1996 and 1997.................14
                  Consolidated Statements of Income for the Years Ended
                           December 31, 1995, 1996, and 1997...................................15
                  Consolidated Statements of Stockholders' Equity for the Years
                           Ended December 31, 1995, 1996, and 1997.............................16
                  Consolidated Statements of Cash Flows for the Years
                           Ended December 31, 1995, 1996, 1997.................................17
                  Notes to Consolidated Financial Statements...................................18
                  Consolidated Balance Sheet as of September 30, 1998 (unaudited)..............31
                  Consolidated Statements of Income for the Nine Months
                           Ended September 30, 1997 and 1998 (unaudited).......................32
                  Consolidated Statements of Cash Flows for the Nine Months
                           Ended September 30, 1997 and 1998 (unaudited).......................33
                  Notes to Consolidated Unaudited Financial Statements ........................34

          KROLL-O'GARA AND LABORATORY SPECIALISTS UNAUDITED PRO FORMA

                         COMBINING FINANCIAL STATEMENTS

     The unaudited pro forma combining financial data gives effect to the Merger as a pooling of interests, and should be read in conjunction with, and is qualified by reference to the audited consolidated financial statements of Kroll-O'Gara and Laboratory Specialists and the notes thereto. For purposes of the unaudited pro forma operating data, Kroll-O'Gara's consolidated financial statements for the three fiscal years ended December 31, 1997 and for the nine months ended September 30, 1997 and 1998 have been combined with the consolidated financial statements of Laboratory Specialists for the three fiscal years ended December 31, 1997 and for the nine months ended September 30, 1997 and 1998, respectively. For purposes of the unaudited pro forma combined balance sheet data, Kroll-O'Gara's consolidated financial data at September 30, 1998 has been combined with Laboratory Specialist's consolidated financial data at September 30, 1998.

     The pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the Merger had been consummated as of the beginning of the periods indicated, nor is it indicative of future financial position or results of operations.


                    KROLL-O'GARA AND LABORATORY SPECIALISTS

             UNAUDITED PRO FORMA COMBINING CONDENSED BALANCE SHEETS

                                                                   AS OF SEPTEMBER 30, 1998
                                                           ----------------------------------------
                                                                           LABORATORY
                                                           KROLL-O'GARA    SPECIALISTS    PRO FORMA
                                                           ------------    -----------    ---------
                                                                        (IN THOUSANDS)
Current Assets:
  Cash and equivalents...................................    $ 32,859        $ 2,513      $ 35,372
  Accounts receivable, net...............................      54,806          3,203        58,009
  Costs and estimated earnings in excess of billings on
     uncompleted contracts...............................      21,625             --        21,625
  Inventories............................................      19,094             64        19,158
  Other current assets...................................      14,901            260        15,161
                                                             --------        -------      --------
       Total current assets..............................     143,285          6,040       149,325
Property, plant and equipment, net.......................      18,389          2,555        20,944
Databases................................................       9,012             --         9,012
Costs in excess of assets acquired and other intangible
  assets, net............................................      41,833          9,746        51,579
Other assets.............................................       5,743             36         5,779
                                                             --------        -------      --------
       Total assets......................................    $218,262        $18,377      $236,639
                                                             ========        =======      ========
Current Liabilities:
  Accounts payable.......................................    $ 27,022        $   962      $ 27,984
  Accrued liabilities....................................      18,111            613        18,724
  Other current liabilities..............................         905          1,104
  Current debt obligations...............................       8,726            302         9,028
                                                             --------        -------      --------
       Total current liabilities.........................      54,764          2,981        57,745
Long-term debt, net of current portion...................      39,339          1,595        40,934
Other long-term liabilities..............................       5,235            360         5,595
Shareholders' equity.....................................     118,924         13,441       132,365
                                                             --------        -------      --------
       Total liabilities and shareholders' equity........    $218,262        $18,377      $236,639
                                                             ========        =======      ========

                    KROLL-O'GARA AND LABORATORY SPECIALISTS

             UNAUDITED PRO FORMA COMBINING STATEMENTS OF OPERATIONS

                                                      YEAR ENDED DECEMBER 31, 1995
                                       ----------------------------------------------------------
                                                       LABORATORY      PRO FORMA
                                       KROLL-O'GARA    SPECIALISTS    ADJUSTMENTS       PRO FORMA
                                       ------------    -----------    -----------       ---------
                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales............................    $85,841         $6,926                          $92,767
Cost of sales........................     62,114          3,247              56(1)        65,417
                                         -------         ------                          -------
     Gross profit....................     23,727          3,679                           27,350
Selling and marketing expenses.......      9,448            561                           10,009
General and administrative expenses,
  including amortization.............     18,916          2,390             (56)(1)       21,250
                                         -------         ------                          -------
     Operating income (loss).........     (4,637)           728                           (3,909)
Interest expense.....................     (2,813)           (30)                          (2,843)
Interest income......................         --            127                              127
Other income (expense), net..........       (384)           324                              (60)
                                         -------         ------                          -------
     Income (loss) before provision
       for income taxes..............     (7,834)         1,149                           (6,685)
Provision (benefit) for income
  taxes..............................     (1,298)           475                             (823)
                                         -------         ------                          -------
     Net income......................     (6,536)           674                           (5,862)
Dividends on preferred stock.........         --            (13)                             (13)
                                         -------         ------                          -------
     Net income available to common
       shareholders..................    $(6,536)        $  661                          $ 5,875
                                         =======         ======                          =======
Basic earnings per share.............    $ (0.65)        $ 0.20                          $ (0.54)
                                         =======         ======                          =======
Basic weighted average shares
  outstanding........................     10,021          3,298          (2,513)(2)       10,806(3)
                                         =======         ======                          =======
Diluted earnings per share...........    $ (0.65)        $ 0.17                          $ (0.54)
                                         =======         ======                          =======
Diluted weighted average shares
  outstanding........................     10,021          3,843          (3,058)(2)       10,806(3)
                                         =======         ======                          =======

---------------
(1) Reflects reclassifications necessary to conform the accounting practices of the combined companies.

(2) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Laboratory Specialists common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the estimated exchange ratio. For purposes of the pro forma basic and diluted earnings per share computations, we have assumed an exchange ratio of .2381 Kroll-O'Gara share for every outstanding share of Laboratory Specialists common stock on a weighted average basis. The above exchange ratio is based upon a Kroll-O'Gara stock price of $21.

(3) On a pro forma basis for the year ended December 31, 1995, Kroll-O'Gara and Laboratory Specialists had a combined net loss. As such, there is no further dilution of earnings per share by the common stock equivalents of Kroll-O'Gara and Laboratory Specialists and basic and diluted weighted average shares outstanding are the same.

                    KROLL-O'GARA AND LABORATORY SPECIALISTS

             UNAUDITED PRO FORMA COMBINING STATEMENTS OF OPERATIONS

                                                    YEAR ENDED DECEMBER 31, 1996
                                       -------------------------------------------------------
                                                       LABORATORY      PRO FORMA
                                       KROLL-O'GARA    SPECIALISTS    ADJUSTMENTS    PRO FORMA
                                       ------------    -----------    -----------    ---------
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales............................    $153,661        $8,727                      $162,388
Cost of sales........................     111,459         3,816             168(1)    115,443
                                         --------        ------                      --------
     Gross profit....................      42,202         4,911                        46,945
Selling and marketing expenses.......       9,763           602                        10,365
General and administrative expenses,
  including amortization.............      23,940         2,947            (168)(1)    26,719
Asset impairment.....................          --           124                           124
                                         --------        ------                      --------
     Operating income................       8,499         1,238                         9,737
Interest expense.....................      (3,140)          (67)                       (3,207)
Interest income......................          --            41                            41
Other income, net....................         336             4                           340
                                         --------        ------                      --------
     Income from continuing
       operations before provision
       (benefit) for income taxes....       5,695         1,216                         6,911
Provision (benefit) for income
  taxes..............................        (162)          527                           365
                                         --------        ------                      --------
     Income from continuing
       operations (4)
                                         $  5,857        $  689                      $  6,546
                                         ========        ======                      ========
Basic earnings per share from
  continuing operations (4)..........    $   0.55        $ 0.21                      $   0.57
                                         ========        ======                      ========
Basic weighted average shares
  outstanding........................      10,742         3,310          (2,522)(2)    11,530(3)
                                         ========        ======                      ========
Diluted earnings per share from
  continuing operations (4)..........    $   0.51        $ 0.17                      $   0.53
                                         ========        ======                      ========
Diluted weighted average shares
  outstanding........................      11,160         3,955          (3,013)(2)    12,102(3)
                                         ========        ======                      ========

---------------
(1) Reflects reclassifications necessary to conform the accounting practices of the combined companies.

(2) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Laboratory Specialists common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the estimated exchange ratio. For purposes of the pro forma basic and diluted earnings per share computations, we have assumed an exchange ratio of .2381 Kroll-O'Gara share for every outstanding share of Laboratory Specialists common stock on a weighted average basis. The above exchange ratio is based upon a Kroll-O'Gara stock price of $21.

(3) The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the year ended December 31, 1996:

                                                     INCOME    SHARES
                                                     ------    ------
Basic earnings per share...........................  $6,546    11,530
Effect of dilutive securities:
  Options..........................................     --        133
  Restricted stock.................................   (162)       287
  Warrants.........................................     --        115
  Convertible note payable.........................     --         37
                                                     ------    ------
Diluted earnings per share.........................  $6,384    12,102
                                                     ======    ======

(4) During the fourth quarter of 1996, Laboratory Specialists discontinued its clinical operations. The related operating loss and shut down expenses of $1,274, net of a benefit for income taxes of $747, were reported as discontinued operations by Laboratory Specialists in its income statement for the year ended December 31, 1996. The basic and diluted earnings per share impact of the discontinued operations for the year ended December 31, 1996 was $0.11.

                    KROLL-O'GARA AND LABORATORY SPECIALISTS

             UNAUDITED PRO FORMA COMBINING STATEMENTS OF OPERATIONS

                                                       YEAR ENDED DECEMBER 31, 1997
                                          -------------------------------------------------------
                                                          LABORATORY      PRO FORMA
                                          KROLL-O'GARA    SPECIALISTS    ADJUSTMENTS    PRO FORMA
                                          ------------    -----------    -----------    ---------
                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales...............................    $190,413        $12,837                     $203,250
Cost of sales...........................     131,644          5,829           187(1)     137,660
                                            --------        -------                     --------
     Gross profit.......................      58,769          7,008                       65,590
Selling and marketing expenses..........      14,371            654                       15,025
General and administrative expenses,
  including amortization................      28,222          3,920          (187)(1)     31,955
Merger related costs....................       7,205             --                        7,205
                                            --------        -------                     --------
     Operating income...................       8,971          2,434                       11,405
Interest expense........................      (4,806)          (231)                      (5,037)
Interest income.........................          --             78                           78
Other income (expense), net.............        (393)             1                         (392)
                                            --------        -------                     --------
     Income from continuing operations
       before minority interest,
       provision for income taxes,
       extraordinary item and cumulative
       effect of change in accounting
       principle........................       3,772          2,282                        6,054
Minority interest.......................        (156)            --                         (156)
                                            --------        -------                     --------
     Income from continuing operations
       before provision for income
       taxes, extraordinary item and
       cumulative effect of change in
       accounting principle.............       3,616          2,282                        5,898
Provision for income taxes..............       2,352            953                        3,305
                                            --------        -------                     --------
     Income from continuing operations
       before extraordinary item and
       cumulative effect of change in
       accounting principle (4).........    $  1,264        $ 1,329                     $  2,593
                                            ========        =======                     ========
Basic earnings per share from continuing
  operations (4)........................    $   0.10        $  0.36                     $   0.19
                                            ========        =======                     ========
Basic weighted average shares
  outstanding...........................      13,061          3,693        (2,814)(2)     13,940(3)
                                            ========        =======                     ========
Diluted earnings per share from
  continuing operations (4).............    $   0.09        $  0.31                     $   0.18
                                            ========        =======                     ========
Diluted weighted average shares
  outstanding...........................      13,721          4,326        (3,295)(2)     14,751(3)
                                            ========        =======                     ========

---------------
(1) Reflects reclassifications necessary to conform the accounting practices of the combined companies.

(2) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Laboratory Specialists common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the estimated exchange ratio. For purposes of the pro forma basic and diluted earnings per share computations, we have assumed an exchange ratio of .2381 Kroll-O'Gara share for every outstanding share of Laboratory Specialists common stock on a weighted average basis. The above exchange ratio is based upon a Kroll-O'Gara stock price of $21.

(3) The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the year ended December 31, 1997:

                                                     INCOME    SHARES
                                                     ------    ------
Basic earnings per share...........................  $2,593    13,940
Effect of dilutive securities:
  Options..........................................     --        242
  Restricted stock.................................     --        443
  Warrants.........................................     --        110
  Convertible note payable.........................     --         16
                                                     ------    ------
Diluted earnings per share.........................  $2,593    14,751
                                                     ======    ======

(4) During the second quarter of 1997, Kroll-O'Gara recorded an extraordinary charge of $194, net of a benefit for income taxes of $129, related to the refinancing of certain debt obligations in 1997. In addition, during the fourth quarter of 1997, Kroll-O'Gara changed its method of accounting for costs incurred in connection with business process reengineering activities relating to information technology transformation and recorded a cumulative effect of change in accounting principle of $360, net of a benefit for income taxes of $240. The basic and diluted earnings per share impact of the extraordinary item was $0.01 and the basic and diluted earnings per share impact of the change in accounting principle was $0.03 and $0.02, respectively, for the year ended December 31, 1997.

                    KROLL-O'GARA AND LABORATORY SPECIALISTS

             UNAUDITED PRO FORMA COMBINING STATEMENTS OF OPERATIONS

                                                    NINE MONTHS ENDED SEPTEMBER 30, 1997
                                          -------------------------------------------------------
                                                          LABORATORY      PRO FORMA
                                          KROLL-O'GARA    SPECIALISTS    ADJUSTMENTS    PRO FORMA
                                          ------------    -----------    -----------    ---------
                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales...............................   $136,390         $9,549                      $145,939
Cost of sales...........................     92,919          4,246             138 (1)    97,303
                                            -------         ------                       -------
     Gross profit.......................     43,471          5,303                        48,636
Selling and marketing expenses..........      9,739            458                        10,197
General and administrative expenses,
  including amortization................     20,054          2,873            (138)(1)    22,789
                                            -------         ------                       -------
     Operating income...................     13,678          1,972                        15,650
Interest expense........................     (3,387)          (152)                       (3,539)
Interest income.........................        259             37                           296
Other expense, net......................       (226)             1                          (225)
                                            -------         ------                       -------
     Income from continuing operations
       before minority interest,
       provision for income taxes and
       extraordinary item...............     10,324          1,858                        12,182
Minority interest.......................       (118)            --                          (118)
                                            -------         ------                       -------
     Income from continuing operations
       before provision for income taxes
       and extraordinary item...........     10,206          1,858                        12,064
Provision for income taxes..............      4,035            774                         4,809
                                            -------         ------                       -------
     Income from continuing operations
       before extraordinary item (4)....    $ 6,171         $1,084                       $ 7,255
                                            =======         ======                       =======
Basic earnings per share from continuing
  operations (4)........................    $  0.46         $ 0.33                       $  0.52
                                            =======         ======                       =======
Basic weighted average shares
  outstanding...........................     13,058          3,333         (2,539)(2)     13,852(3)
                                            =======         ======                       =======
Diluted earnings per share from
  continuing operations (4).............    $  0.42         $ 0.28                       $  0.48
                                            =======         ======                       =======
Diluted weighted average shares
  outstanding...........................     13,825          3,866         (2,945)(2)     14,746(3)
                                            =======         ======                       =======

---------------
(1) Reflects reclassifications necessary to conform the accounting policies of the combined companies.

(2) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Laboratory Specialists common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the estimated exchange ratio. For purposes of the pro forma basic and diluted earnings per share computations, we have assumed an exchange ratio of .2381 Kroll-O'Gara share for every outstanding share of Laboratory Specialists common stock on a weighted average basis. The above exchange ratio is based upon a Kroll-O'Gara stock price of $21.

(3) The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the nine months ended September 30, 1997:

                                                     INCOME    SHARES
                                                     ------    ------
Basic earnings per share...........................  $7,255    13,852
Effect of dilutive securities:
  Options..........................................     --        199
  Restricted stock.................................   (227)       585
  Warrants.........................................     --         89
  Convertible note payable.........................     --         21
                                                     ------    ------
Diluted earnings per share.........................  $7,028    14,746
                                                     ======    ======

(4) During the second quarter of 1997, Kroll-O'Gara recorded an extraordinary charge of $194, net of a benefit for income taxes of $129, related to the refinancing of certain debt obligations in 1997. The basic and diluted earnings per share impact of the extraordinary item for the nine months ended September 30, 1997 was $0.01.

                    KROLL-O'GARA AND LABORATORY SPECIALISTS

             UNAUDITED PRO FORMA COMBINING STATEMENTS OF OPERATIONS

                                                 NINE MONTHS ENDED SEPTEMBER 30, 1998
                                       --------------------------------------------------------
                                                        LABORATORY      PRO FORMA
                                       KROLL-O'GARA     SPECIALISTS    ADJUSTMENTS    PRO FORMA
                                       -------------    -----------    -----------    ---------
                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales............................    $178,943        $12,039                      $190,982
Cost of sales........................     120,100          5,438            158(1)     125,696
                                         --------         ------                      --------
     Gross profit....................      58,843          6,601                        65,286
Selling and marketing expenses.......      12,092            721                        12,813
General and administrative expenses,
  including amortization.............      24,768          3,464           (158)(1)     28,074
                                         --------         ------                      --------
     Operating income................      21,983          2,416                        24,399
Interest expense.....................      (3,322)          (148)                       (3,470)
Interest income......................         759            107                           866
Other income (expense), net..........        (219)            77                          (142)
                                         --------         ------                      --------
     Income before provision for
       income taxes..................      19,201          2,452                        21,653
Provision for income taxes...........       7,641          1,011                         8,652
                                         --------         ------                      --------
     Net income......................    $ 11,560         $1,441                      $ 13,001
                                         ========         ======                      ========
Basic earnings per share.............    $   0.74         $ 0.28                      $   0.77
                                         ========         ======                      ========
Basic weighted average shares
  outstanding........................      15,580          5,237         (3,990)(2)     16,827(3)
                                         ========         ======                      ========
Diluted earnings per share...........    $   0.72         $ 0.26                      $   0.75
                                         ========         ======                      ========
Diluted weighted average shares
  outstanding........................      15,955          5,503         (4,193)(2)     17,265(3)
                                         ========         ======                      ========

---------------
(1) Reflects reclassifications necessary to conform the accounting practices of the combined companies.

(2) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Laboratory Specialists common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the estimated exchange ratio. For purposes of the pro forma basic and diluted earnings per share computations, we have assumed an exchange ratio of .2381 Kroll-O'Gara share for every outstanding share of Laboratory Specialists common stock on a weighted average basis. The above exchange ratio is based upon a Kroll-O'Gara stock price of $21.

(3) The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the nine months ended September 30, 1998:

                                                     INCOME    SHARES
                                                     ------    ------
Basic earnings per share...........................  $13,001    16,827
Effect of dilutive securities:
  Options..........................................     --         420
  Warrants.........................................     --          18
                                                     -------    ------
Diluted earnings per share.........................  $13,001    17,265
                                                     =======    ======

     KROLL-O'GARA PRO FORMA AND LABORATORY SPECIALISTS UNAUDITED PRO FORMA

                         COMBINING FINANCIAL STATEMENTS

     The following unaudited pro forma combining statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 are derived from the unaudited pro forma combined condensed financial statements which give effect to the Merger as a pooling of interests, after giving effect to Kroll-O'Gara's acquisition of Kizorek, Inc. on September 1, 1998. The financial statements of Kizorek, Inc. and certain pro forma financial information for Kroll-O'Gara and Kizorek, Inc. were filed as part of Kroll-O'Gara's Current Report on Form 8-K/A on October 23, 1998. For purposes of the unaudited operating data, Kroll-O'Gara's pro forma consolidated statement of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 have been combined with the consolidated statement of operations of Laboratory Specialists for the year ended December 31, 1997 and the nine months ended September 30, 1998.

     The pro forma data is presented for illustrative purposes only, and is not indicative of the financial position or operating results that would have been achieved if the acquisition of Kizorek, Inc. or the Merger had been consummated as of the beginning of the periods indicated, nor is it indicative of future financial position or results of operations.

               KROLL-O'GARA PRO FORMA AND LABORATORY SPECIALISTS

                         UNAUDITED PRO FORMA COMBINING
                            STATEMENTS OF OPERATIONS

                                                            YEAR ENDED DECEMBER 31, 1997
                                               ------------------------------------------------------
                                               KROLL-O'GARA    LABORATORY     PRO FORMA
                                                 PRO FORMA     SPECIALISTS   ADJUSTMENTS    PRO FORMA
                                               -------------   -----------   -----------    ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales....................................    $204,889        $12,837                    $217,726
Cost of sales................................     139,757          5,829           187(1)    145,773
                                                 --------        -------                    --------
     Gross profit............................      65,132          7,008                      71,953
Selling and marketing expenses...............      15,703            654                      16,357
General and administrative expenses,
  including amortization.....................      32,341          3,920          (187)(1)    36,074
Merger related costs.........................       7,205             --                       7,205
                                                 --------        -------                    --------
     Operating income........................       9,883          2,434                      12,317
Interest expense.............................      (4,895)          (231)                     (5,126)
Interest income..............................          --             78                          78
Other income (expense), net..................        (393)             1                        (392)
                                                 --------        -------                    --------
     Income from continuing operations before
       minority interest, provision for
       income taxes, extraordinary item and
       cumulative effect of change in
       accounting principle..................       4,595          2,282                       6,877
Minority interest............................        (156)            --                        (156)
                                                 --------        -------                    --------
     Income from continuing operations before
       provision for income taxes,
       extraordinary item and cumulative
       effect of change in accounting
       principle.............................       4,439          2,282                       6,721
Provision for income taxes...................       2,681            953                       3,634
                                                 --------        -------                    --------
     Income from continuing operations before
       extraordinary item and cumulative
       effect of change in accounting
       principle (4).........................    $  1,758        $ 1,329                    $  3,087
                                                 ========        =======                    ========
Basic earnings per share from continuing
  operations (4).............................    $   0.13        $  0.36                    $   0.22
                                                 ========        =======                    ========
Basic weighted average shares outstanding....      13,413          3,693        (2,814)(2)    14,292(3)
                                                 ========        =======                    ========
Diluted earnings per share from continuing
  operations (4).............................    $   0.12        $  0.31                    $   0.20
                                                 ========        =======                    ========
Diluted weighted average shares
  outstanding................................      14,073          4,325        (3,295)(2)    15,103(3)
                                                 ========        =======                    ========

---------------
(1) Reflects reclassifications necessary to conform the accounting practices of the combined companies.

(2) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Laboratory Specialists common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the estimated exchange ratio. For purposes of the pro forma basic and diluted earnings per share computations, we have assumed an exchange ratio of .2381 Kroll-O'Gara share for every outstanding share of Laboratory Specialists stock on a weighted average basis. The above exchange ratio is based upon a Kroll-O'Gara stock price of $21.

(3) The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the year ended December 31, 1997:

                                                     INCOME    SHARES
                                                     ------    ------
Basic earnings per share...........................  $3,087    14,292
Effect of dilutive securities:
  Options..........................................     --        242
  Restricted stock.................................     --        443
  Warrants.........................................     --        110
  Convertible note payable.........................     --         16
                                                     ------    ------
Diluted earnings per share.........................  $3,087    15,103
                                                     ======    ======

(4) During the second quarter of 1997, Kroll-O'Gara recorded an extraordinary charge of $194, net of a benefit for income taxes of $129, related to the refinancing of certain debt obligations in 1997. In addition, during the fourth quarter of 1997, Kroll-O'Gara changed its method of accounting for costs incurred in connection with business process reengineering activities relating to information technology transformation and recorded a cumulative effect of change in accounting principle of $360, net of a benefit for income taxes of $240. The basic and diluted earnings per share impact of the extraordinary item was $0.01 and the basic and diluted earnings per share impact of the change in accounting principle was $0.03 and $0.02, respectively, for the year ended December 31, 1997.

               KROLL-O'GARA PRO FORMA AND LABORATORY SPECIALISTS

                         UNAUDITED PRO FORMA COMBINING
                            STATEMENTS OF OPERATIONS

                                                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                           --------------------------------------------------------
                                           KROLL-O'GARA     LABORATORY      PRO FORMA
                                             PRO FORMA      SPECIALISTS    ADJUSTMENTS    PRO FORMA
                                           -------------    -----------    -----------    ---------
                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales................................    $185,328        $12,039                      $197,367
Cost of sales............................     124,011          5,438            158(1)     129,607
                                             --------         ------                      --------
     Gross profit........................      61,317          6,601                        67,760
Selling and marketing expenses...........      12,710            721                        13,431
General and administrative expenses,
  including amortization.................      26,730          3,464           (158)(1)     30,036
                                             --------         ------                      --------
     Operating income....................      21,877          2,416                        24,293
Interest expense.........................      (3,357)          (148)                       (3,505)
Interest income..........................         759            107                           866
Other income (expense), net..............        (219)            77                          (142)
                                             --------         ------                      --------
     Income before provision for income
       taxes.............................      19,060          2,452                        21,512
Provision for income taxes...............       7,584          1,011                         8,595
                                             --------         ------                      --------
  Net income.............................    $ 11,476         $1,441                      $ 12,917
                                             ========         ======                      ========
Basic earnings per share.................    $   0.72         $ 0.28                      $   0.75
                                             ========         ======                      ========
Basic weighted average shares
  outstanding............................      15,894          5,237         (3,990)(2)     17,141(3)
                                             ========         ======                      ========
Diluted earnings per share...............    $   0.71         $ 0.26                      $   0.73
                                             ========         ======                      ========
Diluted weighted average shares
  outstanding............................      16,269          5,503         (4,193)(2)     17,579(3)
                                             ========         ======                      ========

---------------
(1) Reflects reclassifications necessary to conform the accounting practices of the combined companies.

(2) These amounts adjust the historical weighted average shares outstanding to reflect the conversion of Laboratory Specialists common stock and equivalents into Kroll-O'Gara common stock and equivalents based on the estimated exchange ratio. For purposes of the pro forma basic and diluted earnings per share computations, we have assumed an exchange ratio of .2381 Kroll-O'Gara share for every outstanding share of Laboratory Specialists stock on a weighted average basis. The above exchange ratio is based upon a Kroll-O'Gara stock price of $21.

(3) The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the nine months ended September 30, 1998:

                                                     INCOME    SHARES
                                                     ------    ------
Basic earnings per share...........................  $12,917    17,141
Effect of dilutive securities:
     Options.......................................       --       420
     Warrants......................................       --        18
                                                     -------    ------
Diluted earnings per share.........................  $12,917    17,579
                                                     =======    ======

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Laboratory Specialists of America, Inc.:

     We have audited the accompanying consolidated balance sheets of Laboratory Specialists of America, Inc. (an Oklahoma corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laboratory Specialists of America, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma,
  March 6, 1998

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1997

                                                                 1996          1997
                                                              ----------    -----------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..............................  $  727,381    $ 2,863,639
     Accounts receivable, net of allowance of $597,499 in
      1996 and $568,237 in 1997.............................   1,696,744      2,262,990
     Income tax refund receivable...........................     312,664        190,498
     Inventories............................................      99,754        109,929
     Prepaid expenses and other.............................     146,859        115,219
     Deferred tax asset.....................................     211,078        160,709
                                                              ----------    -----------
          Total current assets..............................   3,194,480      5,702,984
                                                              ----------    -----------
PROPERTY, PLANT AND EQUIPMENT, net of accumulated
  depreciation of
       $900,948 in 1996 and $1,123,909 in 1997..............   1,592,599      2,376,885
                                                              ----------    -----------
OTHER ASSETS:
     Goodwill, net of accumulated amortization of $171,355
      in 1996 and $272,148 in 1997..........................   2,663,850      2,316,302
     Customer lists, net of accumulated amortization of
      $216,429 in 1996 and $518,105 in 1997.................   1,863,061      4,587,814
     Deferred costs.........................................      80,818         32,595
                                                              ----------    -----------
          Total other assets................................   4,607,729      6,936,711
                                                              ----------    -----------
          Total assets......................................  $9,394,808    $15,016,580
                                                              ==========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable.......................................  $  521,705    $   742,292
     Accrued payroll expenses...............................     300,103        411,364
     Accrued customer list installment payments.............          --        510,345
     Other accrued expenses.................................      57,310         78,491
     Short-term debt........................................     410,293             --
     Current portion of long-term debt......................     118,085        527,696
     Obligations related to discontinued operation..........     784,272        126,813
                                                              ----------    -----------
          Total current liabilities.........................   2,191,768      2,397,001
                                                              ----------    -----------
LONG-TERM DEBT, net of current portion......................   1,245,690      2,353,428
                                                              ----------    -----------
DEFERRED INCOME TAXES.......................................     307,100        359,848
COMMITMENTS AND CONTINGENCIES (Note 9)
STOCKHOLDERS' EQUITY:
     Common stock, $0.001 par value, 20,000,000 shares
      authorized, 3,313,405 shares issued and outstanding in
      1996 and 4,924,818 shares issued and outstanding in
      1997..................................................       3,313          4,925
     Paid in capital in excess of par.......................   5,366,027      8,291,365
     Retained earnings......................................     280,910      1,610,013
                                                              ----------    -----------
          Total stockholders' equity........................   5,650,250      9,906,303
                                                              ----------    -----------
          Total liabilities and stockholders' equity........  $9,394,808    $15,016,580
                                                              ==========    ===========

   The accompanying notes are an integral part of these consolidated balance sheets.

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                           -------------------------------------
                                                              1995         1996         1997
                                                           ----------   ----------   -----------
REVENUES.................................................  $6,925,716   $8,726,799   $12,836,953
COST OF LABORATORY SERVICES..............................   3,246,470    3,816,114     5,828,665
                                                           ----------   ----------   -----------
  Gross profit...........................................   3,679,246    4,910,685     7,008,288
                                                           ----------   ----------   -----------
OPERATING EXPENSES:
  Selling................................................     561,470      601,945       654,284
  General and administrative.............................   2,157,410    2,442,602     3,230,117
  Depreciation and amortization..........................     232,535      504,123       690,268
  Asset impairment.......................................          --      124,531            --
                                                           ----------   ----------   -----------
          Total operating expenses.......................   2,951,415    3,673,201     4,574,669
                                                           ----------   ----------   -----------
OTHER (EXPENSE) INCOME:
  Interest expense.......................................     (29,651)     (67,185)     (230,433)
  Interest income........................................     126,939       41,208        78,035
  Other income...........................................     323,846        4,169         1,146
                                                           ----------   ----------   -----------
          Total other (expense) income...................     421,134      (21,808)     (151,252)
                                                           ----------   ----------   -----------
          Income from continuing operations before income
            taxes........................................   1,148,965    1,215,676     2,282,367
INCOME TAX EXPENSE.......................................     474,405      527,171       953,264
                                                           ----------   ----------   -----------
  Income from continuing operations......................     674,560      688,505     1,329,103
DISCONTINUED OPERATION:
  Loss from operations of discontinued clinical business,
     net of tax benefit of $257,904......................          --     (500,636)           --
  Loss on disposal of clinical business, net of tax
     benefit of $489,420.................................          --     (773,580)           --
                                                           ----------   ----------   -----------
     Net income (loss)...................................     674,560     (585,711)    1,329,103
DIVIDENDS ON PREFERRED STOCK.............................      13,344           --            --
                                                           ----------   ----------   -----------
  Net income (loss) available to common
     stockholders........................................  $  661,216   $ (585,711)  $ 1,329,103
                                                           ==========   ==========   ===========
BASIC EARNINGS PER COMMON SHARE:
  Weighted average number of common stock shares
     outstanding.........................................   3,298,405    3,309,594     3,693,146
                                                           ==========   ==========   ===========
  Continuing operations..................................  $     0.20   $     0.21   $      0.36
  Discontinued operation.................................          --        (0.39)           --
                                                           ----------   ----------   -----------
     Total...............................................  $     0.20   $    (0.18)  $      0.36
                                                           ==========   ==========   ===========
DILUTED EARNINGS PER COMMON SHARE:
  Weighted average number of common stock shares and
     common stock equivalents outstanding................   3,843,391    3,954,787     4,325,618
                                                           ==========   ==========   ===========
  Continuing operations..................................  $     0.17   $     0.17   $      0.31
  Discontinued operation.................................          --        (0.32)           --
                                                           ----------   ----------   -----------
     Total...............................................  $     0.17   $    (0.15)  $      0.31
                                                           ==========   ==========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1995          1996          1997
                                                         ----------    ----------    ----------
Preferred stock, $0.001 par value, $1 stated value:
  Balance, beginning of period.........................  $  300,000    $       --    $       --
  Redemption of stock (Note 5).........................    (300,000)           --            --
                                                         ----------    ----------    ----------
     Balance, end of period............................          --            --            --
                                                         ----------    ----------    ----------
Common stock, $0.001 par value:
  Balance, beginning of period.........................       3,298         3,298         3,313
  Exercise of common stock warrants
     (Note 11).........................................          --            --         1,501
  Issuance of stock in connection with the settlement
     of a note payable (Note 7)........................          --            --           103
  Other issuance of stock..............................          --            15             8
                                                         ----------    ----------    ----------
     Balance, end of period............................       3,298         3,313         4,925
                                                         ----------    ----------    ----------
Paid in capital in excess of par:
  Balance, beginning of period.........................   5,341,667     5,341,667     5,366,027
  Exercise of common stock warrants
     (Note 11).........................................          --            --     2,677,950
  Issuance of stock in connection with the settlement
     of a note payable (Note 7)........................          --            --       232,396
  Other issuance of stock..............................          --        24,360        14,992
                                                         ----------    ----------    ----------
     Balance, end of period............................   5,341,667     5,366,027     8,291,365
                                                         ----------    ----------    ----------
Retained earnings:
  Balance, beginning of period.........................     205,405       866,621       280,910
  Net income (loss)....................................     674,560      (585,711)    1,329,103
  Preferred stock dividends............................     (13,344)           --            --
                                                         ----------    ----------    ----------
     Balance, end of period............................     866,621       280,910     1,610,013
                                                         ----------    ----------    ----------
          Total stockholders' equity...................  $6,211,586    $5,650,250    $9,906,303
                                                         ==========    ==========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                             ---------------------------------------
                                                                1995          1996          1997
                                                             ----------    ----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)........................................  $  674,560    $ (585,711)   $ 1,329,103
     Adjustments to reconcile net income (loss) to net cash
       provided by operating activities --
          Depreciation and amortization....................     232,535       550,933        690,268
          Provision for bad debts and other................      84,246       446,087         40,000
          Gain on sales of assets..........................          --       (50,000)            --
          Deferred income taxes............................     (18,694)     (744,936)       103,117
          Asset impairment.................................          --       174,531             --
          Disposal of clinical business....................          --     1,263,000             --
          Impact of changes in assets and liabilities --
            Accounts receivable............................    (222,300)     (411,079)      (606,246)
            Income tax refund receivable...................       8,600       (54,939)       275,139
            Inventories....................................      (3,745)       43,582        (10,175)
            Prepaid expenses and other.....................     (13,045)       64,182         17,342
            Accounts payable and accrued expenses..........      (7,682)     (222,849)      (183,742)
                                                             ----------    ----------    -----------
               Net cash provided by operating activities...     734,475       472,801      1,654,806
                                                             ----------    ----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures..................................    (211,886)     (127,915)    (1,038,561)
     Proceeds from sales of assets.........................          --        50,000             --
     Purchase of PLL customer list.........................          --            --     (2,406,593)
     Purchase of Accu-Path customer list...................          --            --       (101,018)
     Purchase of NPLI stock, net of cash acquired..........          --    (1,022,597)            --
     Acquisition costs.....................................    (101,826)     (301,816)       (98,569)
                                                             ----------    ----------    -----------
               Net cash used in investing activities.......    (313,712)   (1,402,328)    (3,644,741)
                                                             ----------    ----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Dividends paid........................................     (24,748)           --             --
     Redemption of preferred stock.........................    (300,000)           --             --
     Warrant offering costs................................     (38,821)           --             --
     Net proceeds from exercise of warrants and stock
       options.............................................          --            --      2,733,272
     Payments on short-term debt...........................          --      (598,515)       (91,833)
     Payments on long-term debt............................     (90,585)     (155,628)      (902,651)
     Proceeds from long-term borrowings, net of loan
       origination fees....................................          --            --      2,387,405
                                                             ----------    ----------    -----------
               Net cash provided by (used in) financing
                 activities................................    (454,154)     (754,143)     4,126,193
                                                             ----------    ----------    -----------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..............................................     (33,391)   (1,683,670)     2,136,258
CASH AND CASH EQUIVALENTS, beginning of period.............   2,444,442     2,411,051        727,381
                                                             ----------    ----------    -----------
CASH AND CASH EQUIVALENTS, end of period...................  $2,411,051    $  727,381    $ 2,863,639
                                                             ==========    ==========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid during the period for interest..............  $   29,651    $  112,698    $   218,298
                                                             ==========    ==========    ===========
     Cash paid during the period for income taxes..........  $  480,405    $  631,564    $   823,000
                                                             ==========    ==========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997

1. GENERAL:

     Laboratory Specialists of America, Inc. (the "Company" or "LSAI"), an Oklahoma corporation, was organized in March 1994. Effective July 8, 1994, and January 2, 1996, respectively, LSAI acquired all of the capital stock of Laboratory Specialists, Inc. ("LSI"), a Louisiana corporation, and National Psychopharmacology Laboratory, Inc. ("NPLI"), a Tennessee corporation, and LSI and NPLI became wholly owned subsidiaries of the Company.

     Through LSI, the Company operates an independent forensic drug testing laboratory providing integrated drug testing services to corporations and governmental bodies, by negotiated contract, for detection of illegal drug use by employees and prospective employees. The Company's customers are primarily in the construction, transportation, service, mining and manufacturing industries, principally located in the southeast and southwest United States. See Note 3 for a discussion of NPLI.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of Consolidation

     The consolidated financial statements include the accounts of all subsidiary companies. All material intercompany transactions have been eliminated.

  Earnings Per Common Share

     The Company adopted the disclosure requirements of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share," during 1997 and restated all previously presented amounts in conformity with SFAS No. 128. Basic earnings per common share includes no dilution and is computed by dividing income available to common stockholders by the weighted-average number of common stock shares outstanding for the period. Diluted earnings per common share is computed by dividing income available to common stockholders by the weighted-average number of common stock shares and common stock equivalents outstanding which includes the dilutive impact of a convertible note payable and outstanding warrants and options using the treasury stock method.

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARIES

     The following table summarizes the calculation of basic earnings per common share and diluted earnings per common share:

                                                  FOR THE YEAR ENDED DECEMBER 31,
                                --------------------------------------------------------------------
                                        1995                   1996                    1997
                                --------------------   --------------------   ----------------------
                                 INCOME     SHARES      INCOME     SHARES       INCOME      SHARES
                                (NUMER-    (DENOMI-    (NUMER-    (DENOMI-     (NUMER-     (DENOMI-
                                 ATOR)      NATOR)      ATOR)      NATOR)       ATOR)       NATOR)
                                --------   ---------   --------   ---------   ----------   ---------
Income from continuing
  operations..................  $674,560               $688,505               $1,329,103
Less -- Preferred stock
  dividends...................    13,344                     --                       --
                                --------   ---------   --------   ---------   ----------   ---------
Basic Earnings Per Common
  Share
Income from continuing
  operations available to
  common stockholders.........   661,216   3,298,405    688,505   3,309,594    1,329,103   3,693,146
Per Common Share Amount.......                 $0.20                  $0.21                    $0.36
                                               -----                  -----                    -----
                                               -----                  -----                    -----
Diluted Earnings Per Common
  Share Effect of dilutive
  securities:
Convertible note payable......        --          --         --     154,303           --      67,662
Warrants......................        --     541,809         --     484,286           --     460,226
Options.......................        --       3,177         --       6,604           --     104,584
                                --------   ---------   --------   ---------   ----------   ---------
Income from continuing
  operations available to
  common stockholders plus
  assumed
  conversions.................  $661,216   3,843,391   $688,505   3,954,787   $1,329,103   4,325,618
                                ========   =========   ========   =========   ==========   =========
Per Common Share Amount.......                 $0.17                  $0.17                    $0.31
                                               -----                  -----                    -----
                                               -----                  -----                    -----

     During 1997, 66,000 warrants to purchase two shares of common stock at $7.20 per warrant were outstanding but were not included in the computation of diluted earnings per common share because the warrants' exercise price was greater than the average market price of the common shares. Of these warrants, 30,000 were exercised to purchase 60,000 shares of common stock in November 1997, and the common shares issued are included as outstanding for the period from exercise through December 31, 1997, in both the basic earnings per common share and diluted earnings per common share calculations. The remaining 36,000 warrants, which expire on October 10, 1999, were outstanding at the end of 1997 (see Note 11).

  Cash and Cash Equivalents

     Cash equivalents consist of all highly liquid debt instruments with an initial maturity of three months or less at the date of purchase. The Company invests excess cash overnight in repurchase agreements, which are government collateralized securities. The carrying amount of cash and cash equivalents approximates fair value of those instruments due to their short maturity.

  Inventories

     Inventories consist of supplies of laboratory chemicals and specimen collection materials. Inventories are valued at the lower of cost or market, using the first-in, first-out method.

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARIES

  Property, Plant and Equipment

     Property, plant and equipment are recorded at cost, and are depreciated over the estimated useful lives of the assets using the straight-line method as follows:

                                                          ESTIMATED
                                                         USEFUL LIVES      1996          1997
                                                         ------------   ----------    -----------
Land...................................................           N/A   $   29,353    $   169,353
Building and improvements..............................  7 - 40 Years      867,110      1,457,097
Equipment..............................................  5 - 12 Years    1,492,633      1,765,377
Vehicles...............................................       5 Years       32,419         32,419
Furniture and fixtures.................................  5 - 10 Years       72,032         76,548
                                                                        ----------    -----------
                                                                         2,493,547      3,500,794
Less- Accumulated depreciation and amortization........                   (900,948)    (1,123,909)
                                                                        ----------    -----------
                                                                        $1,592,599    $ 2,376,885
                                                                        ==========    ===========

  Impairment of Long-Lived Assets

     Effective January 1, 1996, the Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This standard requires that long-lived assets, certain identifiable intangibles and goodwill related to those assets be reviewed for impairment by asset group for which the lowest level of independent cash flows can be identified. The adoption of SFAS No. 121 in 1996 resulted in no adjustment to the consolidated financial statements of the Company. However, during the fourth quarter of 1996, the Company made a decision to hold for sale a former laboratory building, which resulted in an impairment of approximately $111,000 being recorded, which reduced the net book value of the building to $225,000. The impairment is included in "Asset Impairment" in the accompanying consolidated income statement.

  Goodwill and Customer Lists

     Goodwill is amortized on a straight-line basis over 20 or 40 years and the customer lists are amortized on a straight-line basis over fifteen years. The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of goodwill or the customer lists may warrant revision or that the remaining unamortized balance of goodwill or the customer lists may not be recoverable. When factors, such as operating losses, loss of customers, loss or suspension of laboratory certification for an extended period, or changes in the drug testing industry, if present, indicate that goodwill or the customer lists should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted net cash flows over the remaining life of the goodwill or the customer lists in measuring whether they are recoverable. Although management believes that goodwill and the customer lists are currently recoverable over the respective remaining amortization periods, it is possible, due to a change in circumstances, that the carrying value could become impaired in the future. Such impairment could have a material effect on the results of operations in a particular reporting period.

  Deferred Costs

     At December 31, 1997, deferred costs of $32,595 related to loan origination fees for two notes payable to a bank which were issued during 1997. These costs are being amortized over the related lives of the associated notes payable. Deferred costs at December 31, 1996, included $38,821 of legal and accounting expenses incurred in connection with the registration of the Company's outstanding warrants (see Note 11), $33,523 related to

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARIES construction in progress, and $8,474 other. In 1997, the deferred registration costs were recorded as a reduction of the proceeds from the exercise of the warrants. Also in 1997, the Company transferred the construction in progress to property, plant and equipment and began depreciating the costs when the related building was placed in use.

  Employee Stock Option Plan

     The Company accounts for its employee stock option plan using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (see Note 10).

  Income Taxes

     Deferred income taxes are provided to reflect the future tax consequences of differences between the tax bases of assets and liabilities and their reported amounts in the financial statements.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates as additional information becomes known.

3. BUSINESS ACQUISITIONS:

  National Psychopharmacology Laboratory, Inc.

     On January 2, 1996, the Company acquired all of the issued and outstanding capital stock (the "NPLI Stock") of NPLI, and purchased goodwill (the "NPLI Goodwill"), pursuant to a Stock Purchase Agreement dated January 1, 1996 (the "NPLI Purchase Agreement"), and NPLI became a wholly owned subsidiary of the Company (the "NPLI Acquisition"). NPLI was engaged in forensic drug testing (urine drug screening with chain of custody) and clinical testing and analysis.

     Pursuant to the Purchase Agreement and in connection with the NPLI Acquisition, the Company (i) agreed to pay $1,585,000 for the NPLI Stock of which $1,075,000 was paid at closing to the shareholders of NPLI (the "NPLI Shareholders"), and two unsecured promissory notes, with an aggregate adjusted face value of $510,000, were issued and delivered to the NPLI Shareholders, (ii) agreed to pay $140,000 for the NPLI Goodwill payable in 24 monthly installments commencing on February 1, 1996, (iii) assumed net liabilities of NPLI of approximately $875,000, and (iv) incurred deferred income taxes of approximately $800,000 as a result of NPLI's tax basis being significantly less than the purchase price of the NPLI Stock. All of the above resulted in a total purchase price of approximately $3,400,000, substantially all of which was recorded as intangible assets.

     The forensic portion of NPLI's business was merged into LSI's operation effective February 1996. The Company intended to sell the clinical business during 1996, but after negotiations with three potential buyers failed, the Company shut down the clinical operations effective in the fourth quarter of 1996. The revenues related to the discontinued clinical operation for the year ended December 31, 1996, were approximately $3,413,000. The related operating loss and shut down expenses of the clinical business are included in the accompanying consolidated income statement as "Discontinued Operation" and "Disposition of Discontinued Operation," respectively. Assuming the acquisition had occurred at the beginning of 1995, the unaudited

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARIES consolidated pro forma results of operations (excluding the clinical business) for the year ended December 31, 1995, are as follows (in thousands of dollars, except per-share amounts):

                                                              (UNAUDITED)
                                                              -----------
Revenues....................................................    $8,626
Net income from continuing operations.......................    $  851
Basic earnings per common share from continuing
  operations................................................    $ 0.26
Diluted Earnings per common share from continuing
  operations................................................    $ 0.22

  Pathology Laboratories, Ltd.

     On January 31, 1997, the Company acquired from Pathology Laboratories, Ltd. ("PLL") certain intangible assets pursuant to an Asset Purchase Agreement dated January 31, 1997. PLL is a privately held corporation. The assets purchased included the forensic drug testing customer list of PLL and all contracts, contract rights and agreements, correspondence with the customers for which PLL has provided forensic drug testing services, and all assets owned by PLL used in connection with the PLL office in Greenville, South Carolina. Pursuant to the Purchase Agreement, the Company (i) paid $1,600,000 at closing and (ii) assumed the obligations of PLL under a certain lease, dated September 16, 1996, which requires monthly base rental payments of $2,083 and which expires on September 16, 1999. Furthermore, the Company agreed to make four additional quarterly installment payments to PLL within 60 days following the end of each three-month period during the twelve months ending January 31, 1998. These quarterly payments are based on ninety percent of gross revenues directly attributable to each customer comprising the customer base of PLL for the year ending January 31, 1998, exceeding $1,600,000. Excluding the obligations assumed under the lease, the Company has estimated the total purchase price will be $2,560,000, which was allocated entirely to the customer list to be amortized over 15 years. In the accompanying consolidated balance sheet at December 31, 1997, the Company has $250,345 accrued for the remainder of the estimated purchase price as "accrued customer list installment payments." The initial purchase price of $1,600,000 was financed with additional long-term bank indebtedness. The Company consolidated the drug testing services with LSI's laboratory in March 1997.

     Assuming the acquisition had occurred at the beginning of 1996, the unaudited consolidated pro forma results of operations for the year ended December 31, 1996, are as follows (in thousands of dollars, except per-share amounts):

                                                              (UNAUDITED)
                                                              -----------
Revenues....................................................    $11,287
Net income from continuing operations.......................    $ 1,093
Basic earnings per common share from continuing
  operations................................................    $  0.33
Diluted earnings per common share from continuing
  operations................................................    $  0.28

  Accu-Path Medical Laboratories, Inc.

     On December 1, 1997, the Company acquired from Accu-Path Medical Laboratories, Inc. ("Accu-Path") certain intangible assets pursuant to an Asset Purchase Agreement dated December 1, 1997. Accu-Path is a privately held corporation. The assets purchased included the forensic drug testing customer list of Accu-Path, all contracts and contract rights for the providing of drug testing services, and certain of the assets owned by Accu-Path used in connection with the Accu-Path office in Ruston, Louisiana. The purchase price for these assets was established as 180% of the collected and collectible forensic drug testing customer list revenues during the period from June 1998 through November 1998. The Company paid $100,000 at closing and will pay within 30 days following the end of each three-month period after closing, 50% of the forensic testing revenue for each of the first three quarters. The remaining purchase price balance will be paid through four quarterly installment

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARIES payments with the first of such payments due 30 days following the end of the first twelve-month anniversary date of the acquisition. The Company has estimated the total purchase price will be $360,000, which was allocated entirely to the customer list to be amortized over 15 years. In the accompanying consolidated balance sheet at December 31, 1997, the Company has $260,000 accrued for the remainder of the estimated purchase price as "accrued customer list installment payments." The Company consolidated the drug testing services with LSI's laboratory in December 1997. Had the acquisition occurred at the beginning of 1997, the Company's results of operations for the year ended December 31, 1997, would not have been materially different from those presented in the accompanying consolidated statement of income.

4. OTHER INCOME:

     Other income, as reflected in the consolidated statement of income for the year ended December 31, 1995, includes proceeds of $320,000 received from the settlement of litigation brought by LSI.

5. TRANSACTIONS WITH RELATED PARTIES:

     During the years 1995, 1996 and 1997, the Company incurred approximately $130,000, $30,000 and $170,000, respectively, for legal services rendered by a director of the Company who also serves as legal counsel for the Company. Management believes that the amounts incurred approximate those which would have been paid to unrelated parties for the same services.

     In 1994, LSI issued a note payable in the amount of $353,123 to MBf USA, Inc. ("MBf") in connection with LSI's President and former owner, Arthur R. Peterson, Jr.'s acquisition of LSI's common stock. Peterson later exchanged all of the outstanding common stock of LSI for 1,000,000 shares of common stock and 300,000 shares of Series I Cumulative Redeemable Convertible Preferred Stock (the "Series I Preferred Stock") of LSAI. The Series I Preferred Stock was entitled to annual cumulative dividends based upon the national prime rate which initially was 6.75% subject to a maximum 2% rate increase or decrease adjustment. LSAI redeemed the Series I Preferred Stock in July 1995 at $1.00 per share totaling $300,000.

6. LINE OF CREDIT:

     In December 1995, LSI entered into a $1 million line of credit arrangement, which matured in December 1996. The line of credit was renewed for $250,000 in January 1997, maturing in January 1998, with an interest rate equal to the Citibank N.A. rate, which was 8.25% at the date of renewal. LSAI is a guarantor of any balances outstanding under the line of credit, which is collateralized by LSI's accounts receivable, intangibles, inventories, equipment, and furniture and fixtures. No borrowings were made against the line of credit during 1997, and no balance was outstanding as of December 31, 1997.

7. DEBT:

     Short-term debt at December 31, 1996, consisted of notes payable to the former shareholders of NPLI with a recorded amount of $334,460, representing the discounted value of approximately 153,282 shares reserved for issuance pursuant to the NPLI Purchase Agreement. The Company did not issue and deliver these shares to the former shareholders during 1996, based upon certain representations made by the NPLI Shareholders which the Company believed to have been misleading and false at the closing of the NPLI Acquisition. In August 1997, 103,333 shares of stock were issued to the NPLI shareholders to settle the note payable. The issuance of these shares of common stock has been excluded from the accompanying consolidated statement of cash flows as it is a non-cash transaction. The remaining short-term debt at December 31, 1996, of $75,833 related to the note payable for NPLI Goodwill (see Note 3), was paid in 1997.

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARIES

     Long-term debt consists of the following at December 31, 1996 and 1997:

                                                                 1996          1997
                                                              ----------    ----------
Note payable to MBf, due February 1999, interest rate 7%,
  collateralized by substantially all of the assets of LSI
  (see Note 5)..............................................  $  353,123    $  353,123
Note payable for purchase of laboratory building............     450,000            --
Capital lease agreement with Boehringer-Mannheim
  Corporation...............................................     560,652       442,567
Note payable to a bank bearing interest at 8.65%, with
  principal and interest payable monthly through June 2002
  and the balance of principal and interest due in a balloon payment in July 2002, collateralized by substantially all
  of the assets of LSI......................................          --       697,101
Term loan with a bank bearing interest at the prime rate
  plus 0.5% (9.0% at December 31, 1997), with principal and
  interest payable monthly through January 2002,
  collateralized by substantially all of the assets of
  LSI.......................................................          --     1,388,333
                                                              ----------    ----------
          Total long-term debt..............................   1,363,775     2,881,124
          Less-Current portion..............................    (118,085)     (527,696)
                                                              ----------    ----------
                                                              $1,245,690    $2,353,428
                                                              ==========    ==========

     In late 1996, the Company purchased a building to be renovated for its new laboratory. The purchase was financed by a note payable to the seller due in June 1997, with no stated interest rate. This was a noncash transaction and was excluded from the accompanying 1996 consolidated statement of cash flows. In 1996, this note payable to the seller was classified as long-term based on a written commitment from a bank to refinance the purchase and construction costs up to the lesser of 80% of appraised value or cost, not to exceed $720,000. Upon maturity in 1997, the note was refinanced through a note payable to a bank.

     During February 1996, LSI entered into an agreement with Boehringer-Mannheim Corporation through February 2001, to purchase equipment and certain lab supplies at a fixed price, per drug screen performed. The agreement resulted in the Company recording approximately $650,000 in additional equipment, with an equal amount recorded as a capital lease obligation payable over five years. The amortization of the capital lease assets is included in depreciation expense in the accompanying consolidated statements of income. The total monthly payment through November 1996 was $46,740. The agreement was amended during December 1996, due to increased drug testing volumes and the new monthly payment became $59,750, with $13,223 allocated to the principal and interest of the capital lease obligation, and the remaining cost allocated to the cost of laboratory supplies. In July 1997, due to further increases in drug testing volumes, the original lease term was extended from five years to six years and additional equipment was added. The total monthly payment and capital lease obligation did not change as a result of this amendment, and the portion of the monthly payment which is allocated to the principal and interest of the capital lease obligation during the first five years of the agreement

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARIES will be treated as equipment rental expense during the sixth year. The future minimum lease payments related to this obligation are as follows:

                                                              CAPITAL     OPERATING
                                                              --------    ----------
1998........................................................  $158,670    $  558,330
1999........................................................   158,670       558,330
2000........................................................   158,670       558,330
2001........................................................    26,446       690,555
2002........................................................        --       119,500
                                                              --------    ----------
                                                               502,456     2,485,045
Less -- Interest on capital lease obligation................    59,889            --
                                                              --------    ----------
          Total future minimum lease payments...............  $442,567    $2,485,045
                                                              ========    ==========

8. INCOME TAXES:

     Prior to 1995, the Company had no material differences between the tax bases of assets and liabilities and their reported amounts in the financial statements, except for certain goodwill which is not deductible for tax purposes, and treated as a permanent difference.

     The 1995, 1996 and 1997 provision (benefit) for income taxes on income from continuing operations is summarized below:

                                                                1995       1996        1997
                                                              --------   --------    --------
U.S. Federal--
  Current...................................................  $390,008   $581,467    $690,916
  Deferred..................................................    (8,735)  (166,115)     57,829
                                                              --------   --------    --------
                                                               381,273    415,352     748,745
State.......................................................    93,132    111,819     204,519
                                                              --------   --------    --------
          Total.............................................  $474,405   $527,171    $953,264
                                                              ========   ========    ========

     The results of the discontinued operation for the year ended December 31, 1996, include a tax benefit of $747,324.

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARIES

     Deferred tax liabilities (assets) at December 31, 1996 and 1997, are composed of the following:

                                                                1996         1997
                                                              ---------    ---------
Net current deferred tax asset:
     Allowance for doubtful accounts........................  $(134,273)   $(133,660)
     Accrued liabilities....................................   (105,180)     (58,564)
     Deferred taxable revenue, short-term...................     28,375        4,848
     Customer list, net of amortization, short-term.........         --       26,667
                                                              ---------    ---------
                                                               (211,078)    (160,709)
                                                              ---------    ---------
Net non-current deferred tax liability:
     Accelerated depreciation...............................    (69,748)      42,515
     Customer list, net of amortization, long-term..........    372,000      317,333
     Deferred taxable revenue, long-term....................      4,848           --
                                                              ---------    ---------
                                                                307,100      359,848
                                                              ---------    ---------
          Total deferred taxes..............................  $  96,022    $ 199,139
                                                              =========    =========

     In the following table, the U.S. Federal income tax rate is reconciled to the Company's 1995, 1996 and 1997 effective tax rates from continuing operations for income as reflected in the consolidated statements of income.

                                                              1995    1996    1997
                                                              ----    ----    ----
U.S. statutory rate.........................................  34.0%   34.0%   34.0%
Increases resulting from --
     State income taxes.....................................  5.4     6.1      6.1
     Goodwill amortization..................................  1.2     2.9      1.5
     Other..................................................  0.7     0.4      0.2
                                                              ----    ----    ----
                                                              41.3%   43.4%   41.8%
                                                              ====    ====    ====

9. COMMITMENTS AND CONTINGENCIES:

  Contingent Liabilities

     Incidental to its business, the Company from time to time is sued by individuals who have tested positive for drugs of abuse, generally arising from LSI's alleged failure to properly administer drug urinalysis tests. LSI is currently a defendant in several such lawsuits. Based upon prior successful defense of similar-type lawsuits, the Company believes it has valid defenses to each of such lawsuits, and intends to vigorously defend itself in such actions. Although LSI maintains insurance to protect itself against such liability, and LSI's insurance carriers have assumed the defense of LSI in connection with certain actions, the extent of such insurance coverage is limited, both in terms of types of risks covered by the policies and the amount of coverage. In the opinion of the Company's management and its legal counsel, these suits and claims should not result in judgments or settlements which would have a material adverse effect on the Company's results of operations or financial position. Although LSI has not experienced any material liability related to such claims, there can be no assurance that LSI, and possibly the Company, will not at some time in the future experience significant liability in connection with such claims and such liability may exceed the extent of such insurance coverage, both in terms of risks covered by the policies and the amount of coverage, which could have a material effect on the results of operations and financial condition of the Company.

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARIES

  Certification

     The Company's laboratory is certified by the Substance Abuse and Mental Health Services Administration ("SAMHSA"), the successor to the National Institute on Drug Abuse, as well as certain state and local jurisdictions. Certification by SAMHSA is essential to the Company's business, as certain clients are required to use certified laboratories, and many of its clients look to certification as an indication of reliability and accuracy of tests. In order to remain certified, the Company is subject to frequent inspections and proficiency tests. Failure to meet any of the numerous certification requirements could result in suspension or loss of certification. Such suspension or loss of certification could have a material adverse effect on the Company.

  Employment Agreements

     LSAI has written employment agreements with its President and its Chief Executive Officer which provide, among other things, the following: (i) a term of four years from April 16, 1996, which automatically extends one additional year after each year of service; (ii) a base salary of $112,500 each; (iii) bonuses at the discretion of the Board of Directors not to exceed 10 percent of the net income of the Company; (iv) eligibility for stock options under LSAI's stock option plans (see Note 10); and (v) health and disability insurance benefits and life insurance of $500,000. Subsequent to December 31, 1997, these agreements were verbally amended to increase the base salary to $114,750 each. The agreements also restrict the right to participate in other activities outside of LSAI to the extent such activities conflict with the ability to perform duties and that would violate duty and loyalty to LSAI.

     LSI has a written employment agreement with its President which provides, among other things, the following: (i) a term of four years from April 16, 1996, which automatically extends one additional year after each year of service; (ii) a base salary of $125,000, (iii) a bonus equal to 10 percent of the pre-tax income of LSAI, not to exceed $50,000; (iv) eligibility for stock options under LSAI's stock option plans (see Note 10); and (v) health and disability insurance benefits and life insurance of $1,000,000. Subsequent to December 31, 1997, this agreement was verbally amended to increase the base salary to $127,500. The agreement requires the President to devote his full time and attention to the business of LSI.

     LSI has verbal employment agreements with five key employees which provide, among other things, the following: (i) bonuses equal to one percent of the pre-tax income of LSI or equal to one percent of the net income of LSAI; (ii) other bonuses at the discretion of the Board of Directors; (iii) eligibility for stock options under LSAI's stock option plans (see Note 10); and (iv) eligibility for health, disability and life insurance benefits on the same terms as other employees. Additionally, LSI has a written employment severance agreement with one of these employees providing for salary continuation for a period of twelve months upon termination for any reason other than cause. The agreements require the five key employees to devote their full time and attention to the business of LSI.

  Judicial Decisions and Government Policy

     Employee drug testing by federal agencies and certain private employers is subject to regulation by certain federal agencies. Legislation currently exists in a number of states regulating the circumstances under which employers may test employees and the procedures under which such tests must be conducted. In addition, the circumstances under which drug testing can legally be required by employers is subject to court precedent and judicial review.

  Hazardous Materials

     Certain testing procedures employed by the Company require the use of hazardous materials. Failure to comply with current or future federal, state or local environmental laws or regulations could have a material adverse effect on the Company.

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARIES

10. STOCK OPTION PLANS:

     LSAI established the 1994 Stock Option Plan (the "1994 Plan") on May 10, 1994. On October 30, 1996, the 1994 Plan was amended, and the total number of shares of common stock authorized and reserved for issuance was increased from 225,000 to 425,000. The 1994 Plan provides for the issuance of both incentive stock options ("ISO Options") and nonqualified stock options with or without stock appreciation rights ("SARs") to directors, executive officers, key employees and independent contractors and consultants of the Company and its subsidiaries. ISO Options may be granted only to employees of the Company and its subsidiaries.

     On October 1, 1997, LSAI established the 1997 Non-Qualified Stock Option Plan (the "1997 Plan"), with 400,000 shares of common stock authorized to be granted. The 1997 Plan provides for the issuance of non-qualified stock options, with stock appreciation rights attached, to directors, executive officers, key employees and independent contractors and consultants of the Company and its subsidiaries.

     The Board of Directors interprets both Plans and establishes certain committees to administer the Plans. These committees or the Board of Directors have authority to grant options to all eligible employees and determine the types of options granted, with or without SARs, the terms, restrictions and conditions of the options at the time of grant, and whether SARs, if granted, are exercisable at the time of the exercise of the option to which the SAR is attached. Under both Plans, the option price of the common stock is determined by the Board of Directors or the various committees. The price may not be less than 85% of the fair market value of the shares on the date of the grant of the option, with the exception of ISO options, which may not be less than the fair market value of the shares on the date of grant. The Company's stock options are fixed-price options generally granted at the fair market value of the underlying common stock on the date of grant. Generally, the options vest and become exercisable six months from the grant date and expire five to ten years after the grant date.

     The following table shows the activity for options issued under the Plans as well as other options issued:

                                                  1994 PLAN AND
                                               OTHER OPTIONS ISSUED               1997 PLAN
                                            --------------------------    -------------------------
                                                           WEIGHTED                     WEIGHTED
                                                           AVERAGE                      AVERAGE
                                                        EXERCISE PRICE               EXERCISE PRICE
                                            OPTIONS       PER OPTION      OPTIONS      PER OPTION
                                            --------    --------------    -------    --------------
Balance outstanding December 31, 1994.....        --           --              --           --
     Options granted......................   125,000         3.00              --           --
                                            --------                      -------
Balance outstanding December 31, 1995.....   125,000         3.00              --           --
     Options granted......................   185,000         2.75              --           --
                                            --------                      -------
Balance outstanding December 31, 1996.....   310,000         2.85              --           --
     Options cancelled....................  (250,000)        2.82              --           --
     Options granted......................   250,000         2.00         340,000         3.18
     Options exercised....................    (7,500)        2.00              --           --
                                            --------                      -------
Balance outstanding December 31, 1997.....   302,500         2.20         340,000         3.18
                                            ========                      =======
     Options exercisable--
       December 31, 1995..................    10,000         3.00              --           --
       December 31, 1996..................   125,000         3.00              --           --
       December 31, 1997..................   302,500         2.20              --           --

     Following is the range of exercise prices, the weighted-average remaining life of all stock options outstanding at December 31, 1997, and the weighted-average price within each price range of those options outstanding and those options exercisable at December 31, 1997.

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARIES

                                                          OPTIONS EXERCISABLE AT
       OPTIONS OUTSTANDING AT DECEMBER 31, 1997             DECEMBER 31, 1997
------------------------------------------------------   ------------------------
                          WEIGHTED-
                           AVERAGE        WEIGHTED-                  WEIGHTED-
             EXERCISE     REMAINING        AVERAGE                    AVERAGE
              PRICE      CONTRACTUAL    EXERCISE PRICE             EXERCISE PRICE
 OPTIONS    PER OPTION   LIFE (YEARS)     PER OPTION     OPTIONS     PER OPTION
---------   ----------   ------------   --------------   -------   --------------
 242,500    $     2.00       9.3            $2.00        242,500       $2.00
  60,000          3.00       2.9             3.00         60,000        3.00
 340,000          3.18       9.8             3.18             --          --
 -------                                                 -------
 642,500     2.00-3.18       8.9             2.72        302,500        2.20
 =======                                                 =======

     SFAS No. 123, "Accounting for Stock-Based Compensation," prescribes a fair-value method of accounting for employee stock options under which compensation expense is measured based on the estimated fair value of stock options at the grant date and recognized over the period that the options vest. The Company will continue to account for its stock option plans under the optional intrinsic value method of APB No. 25, whereby no compensation expense is recognized for fixed-price stock options with a grant price equal to or in excess of the fair market value of the underlying stock at the grant date. Had compensation expense been determined in accordance with SFAS No. 123, the estimated weighted-average, grant-date fair value would have been $1.23, $1.14 and $0.94 per option for those options granted in 1995, 1996 and 1997, respectively, and the resulting compensation expense would have reduced net income and earnings per share as shown in the following pro forma amounts. These amounts may not be representative of compensation expense that might be expected to result in future years using the fair-value method of accounting for employee stock options, as the number of options granted in a particular year may not be indicative of the number of options granted in future years.

                                                             1995        1996          1997
                                                           --------    ---------    ----------
Net income (loss) available for common stockholders:
  As reported............................................  $661,216    $(585,711)   $1,329,103
  Pro forma..............................................   614,771     (673,516)    1,053,706
Earnings (loss) per share:
  Basic, as reported.....................................  $   0.20    $   (0.18)   $     0.36
  Diluted, as reported...................................      0.17        (0.15)         0.31
  Basic, pro forma.......................................      0.19        (0.20)         0.29
  Diluted, pro forma.....................................      0.16        (0.17)         0.24

     The fair value of each option granted in 1995, 1996 and 1997 was estimated as of the grant date using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                                              1995    1996    1997
                                                              ----    ----    ----
Expected life (years).......................................    5       5       5
Risk-free interest rate.....................................    6%      6%      6%
Expected dividend yield.....................................   --      --      --
Expected volatility.........................................   35%     35%     38%

11. COMMON STOCK WARRANTS:

     In connection with the Company's public offering on October 11, 1994, the Company issued 660,000 warrants. No warrants had been exercised at December 31, 1996. Until April 15, 1997, each warrant could be exercised to purchase two shares of common stock for $3.50 per share. After April 15, 1997, each warrant could be exercised to purchase two shares of common stock for $2.00 per share. On September 3, 1997, LSAI gave notice to the holders of these warrants of the Company's election to redeem the outstanding warrants at $0.01

            LABORATORY SPECIALISTS OF AMERICA, INC. AND SUBSIDIARIES each on October 14, 1997, unless extended, at the sole discretion of the Company, to a date not later than November 7, 1997 (the "Warrant Redemption"). As a result, 658,290 of the warrants were exercised in September and October 1997, and the remaining 1,710 warrants were redeemed.

     As a portion of the public offering underwriting compensation, the Company also issued warrants to purchase 66,000 units at $7.32 per unit, consisting of two shares of common stock and one warrant for two additional shares of common stock, exercisable during a four-year period commencing on October 11, 1995 (the "Underwriter Warrants"). The warrants included within each unit were exercisable under the same terms as the warrants issued in connection with the public offering as described above. As a result of the Warrant Redemption, 62,000 of these warrants were exercised for $0.12 per warrant plus $2.00 per share in September and October 1997, and the remaining 4,000 warrants were redeemed. After the Warrant Redemption, the holders of the Underwriter Warrants continue to have the right to exercise the Underwriter Warrants with respect to the two shares of common stock comprising the unit for $7.20. In November 1997, 30,000 of the Underwriter Warrants were exercised with respect to the two shares of common stock comprising the unit for $7.20. The remaining 36,000 of the Underwriter Warrants with respect to the two shares of common stock had not been exercised and were outstanding at December 31, 1997. The proceeds from the exercise of all warrants during 1997 are included in "net proceeds from exercise of warrants and stock options" in the accompanying consolidated statement of cash flows and was approximately $2.7 million, net of commissions and other offering expenses.

     In connection with the Warrant Redemption, LSAI issued warrants to purchase 144,058 shares of common stock to various investment bankers as a portion of their compensation for serving as managers of the Warrant Redemption and certain other services. These warrants have an exercise price per share of $2.20 and expire on October 14, 2000. Both the number of shares and the exercise price per share are subject to adjustment under certain circumstances. The value of these warrants, recognized as compensation paid to the investment bankers for services provided, was treated as a reduction in the recognized net proceeds to the Company from the Warrant Redemption. The value of the outstanding warrants is included in paid in capital in excess of par and entirely offsets the recognized compensatory value of the warrants, resulting in no net effect on stockholders' equity.

                     LABORATORY SPECIALISTS OF AMERICA, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                                            9/30/98
                                                                          -----------
                                                                          (UNAUDITED)
                             ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                               $ 2,512,843
  Accounts receivable, net of allowances of $521,880 in 1998                3,203,077
  Inventories                                                                  64,284
  Prepaid expenses and other                                                   98,599
  Deferred tax asset                                                          160,709
                                                                          -----------

    Total current assets                                                    6,039,512
                                                                          -----------

PROPERTY, PLANT AND EQUIPMENT, net of accumulated
  depreciation of $1,379,859 in 1998                                        2,555,202
                                                                          -----------

OTHER ASSETS:
  Goodwill, net of accumulated amortization of $338,813 in 1998             2,249,638
  Customer list, net of accumulated amortization of $834,507 in 1998        7,496,412
  Deferred costs                                                               36,400
                                                                          -----------

    Total other assets                                                      9,782,450
                                                                          -----------

    Total assets                                                          $18,377,164
                                                                          ===========

              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                        $   962,316
  Accrued income tax                                                          302,477
  Accrued payroll                                                             436,149
  Accrued expenses                                                            176,538
  Accrued customer list installment payments                                  549,539
  Obligations from discontinued operations                                     14,730
  Current portion of long-term debt.                                          539,570
                                                                          -----------

    Total current liabilities                                               2,981,319
                                                                          -----------


LONG-TERM DEBT, net of current portion                                      1,594,820
                                                                          -----------

DEFERRED INCOME TAXES                                                         359,848
                                                                          -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:

 Common stock, $0.001 par value, 20,000,000 shares authorized,
       5,729,091 shares issues and outstanding at 9/30/98                       5,729
 Paid in capital in excess of par, common stock                            10,384,710
 Retained earnings                                                          3,050,738
                                                                          -----------

    Total stockholders' equity                                             13,441,177
                                                                          -----------

    Total liabilities and stockholders' equity                            $18,377,164
                                                                          ===========

The accompanying notes are an integral part of this consolidated balance sheet.

                    LABORATORY SPECIALISTS OF AMERICA, INC.

                       CONSOLIDATED STATEMENTS OF INCOME


                                   UNAUDITED

                                                   FOR THE NINE MONTHS ENDED
                                                 -----------------------------
                                                   9/30/97            9/30/98
                                                 ----------        -----------
REVENUES                                         $9,549,032        $12,039,154

COST OF LABORATORY SERVICES                       4,246,113          5,438,352
                                                 ----------        -----------

  Gross profit                                    5,302,919          6,600,802
                                                 ----------        -----------

OPERATING EXPENSES:
  Selling                                           458,221            720,619
  General and administrative                      2,371,735          2,811,881
  Depreciation and amortization                     501,230            651,765
                                                 ----------        -----------

    Total operating expenses                      3,331,186          4,184,265
                                                 ----------        -----------

    Income from operations                        1,971,733          2,416,537
                                                 ----------        -----------

OTHER INCOME (EXPENSE):
  Interest expense                                 (152,467)          (147,993)
  Interest income                                    37,112            106,636
  Other income                                        1,130             77,055
                                                 ----------        -----------

    Total other income (expense)                   (114,225)            35,698
                                                 ----------        -----------

    Income before income taxes                    1,857,508          2,452,235

INCOME TAX EXPENSE                                  773,923          1,011,510
                                                 ----------        -----------

    Net income                                   $1,083,585        $ 1,440,725
                                                 ==========        ===========


BASIC EARNINGS PER SHARE:
Weighted Average Number Of Common
  Stock Shares Outstanding                        3,332,904          5,237,332
                                                 ==========        ===========

Net Income Per Common Stock Share                $     0.33        $      0.28
                                                 ==========        ===========

DILUTED EARNINGS PER SHARE:
Weighted Average Number Of Common
  Stock Shares And Common Stock



  Equivalents Outstanding                         3,866,119          5,502,783
                                                 ==========        ===========

Net Income Per Common Stock And
  Common Stock Equivalents                       $     0.28        $      0.26
                                                 ==========        ===========


        The accompanying notes are an integral part of these statements.

                    LABORATORY SPECIALISTS OF AMERICA, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     FOR THE NINE MONTHS ENDED
                                                                              -------------------------------------
                                                                               9/30/97                    9/30/98
                                                                              ----------                 ----------
                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                  $1,083,585                 $1,440,725
  Adjustments to reconcile net income to net cash
    provided by operating activities -
      Depreciation and amortization                                              501,230                    651,765
      Provision for bad debts and other                                           17,175                     30,000
      Gain from extinguishment of long-term debt                                      --                   (38,123)
      Impact of changes in assets and liabilities:
          Accounts receivable                                                  (916,292)                (1,003,942)
          Income tax refund  receivable                                          500,914                    190,498
          Inventories                                                           (11,159)                     45,645
          Prepaid expenses and other                                              47,356                     12,815
          Income tax payable                                                          --                    302,477
          Accounts payable and accrued expenses                                  373,918                    230,774
                                                                              ----------                 ----------
      Net cash provided by operating activities                                1,596,727                  1,862,634
                                                                              ----------                 ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                         (913,498)                   (447,017)
  Purchase of PLL Customer List                                              (2,215,210)                    (42,033)
  Purchase of Accu-Path Customer List                                                 --                   (139,147)
  Purchase of Harrison Customer List                                                  --                   (553,515)
  Purchase of Toxworx Customer List                                                   --                 (2,417,256)
  Acquisition costs                                                              (99,587)                        --
                                                                             -----------                -----------
      Net cash used in investing activities                                   (3,228,295)                (3,598,968)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on short-term borrowings                                             (452,554)                        --
  Payments on long-term borrowings                                              (323,261)                  (708,610)
  Proceeds from long-term borrowings                                           2,385,485                         --
  Proceeds (payments) from exercise of warrants and
    stock options, net of related taxes paid                                          --                   (150,941)
  Proceeds from private offering                                                      --                  2,245,090
  Warrant offering costs                                                        (110,288)                        --
                                                                             -----------                -----------
      Net cash provided by financing activities                                1,499,382                  1,385,539
                                                                             -----------                -----------

(DECREASE) IN CASH AND CASH EQUIVALENTS                                        (132,186)                  (350,795)
                                                                             -----------                -----------

CASH AND CASH EQUIVALENTS, beginning of period                                   727,381                  2,863,639
                                                                             -----------                -----------

CASH AND CASH EQUIVALENTS, end of period                                     $   595,195                $ 2,512,844
                                                                             ===========                ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest                                   $   152,467                $   160,129
                                                                             ===========                ===========

  Cash paid during the period for income taxes                               $   521,000                $   518,535
                                                                             ===========                ===========



        The accompanying notes are an integral part of these statements.

                    LABORATORY SPECIALISTS OF AMERICA, INC.

                         NOTES TO FINANCIAL STATEMENTS

   (INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998, IS UNAUDITED.)

1.  GENERAL

The consolidated financial statements included in this report have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for interim reporting and include all adjustments which are, in the opinion of management, necessary for a fair presentation. These financial statements have not been audited by an independent accountant. The consolidated balance sheet at December 31, 1997, has been derived from the audited balance sheet of the Company.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations for interim reporting. The Company believes that the disclosures are adequate to make the information presented not misleading. However, these financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Annual Report on Form 10-KSB filed by the Company with the Securities and Exchange Commission on March 27, 1998. The financial data for the interim periods presented may not necessarily reflect the results to be expected for the full year.

2.  EARNINGS PER COMMON SHARE

Both basic and diluted earnings per common share were computed using the weighted average number of common shares outstanding. Diluted earnings per share also reflect the dilutive effect, if any, of the conversion of stock options (with the exception of the 525,000 stock options issued on July 20, 1998 and rescinded effective with the date of grant), outstanding warrants and contingent shares. In the diluted earnings per share calculation the outstanding warrants were calculated using the weighted average market price during the term of the warrants.

Income from continuing operations for purposes of computing both basic earnings per share and diluted earnings per share was $1,440,725 and $1,083,585 for the nine months ended September 30, 1998 and 1997, respectively. A reconciliation of the average shares outstanding used to compute basic earnings per share to the shares used to compute diluted earnings per share for both periods is presented below:

                                                           Nine Months Ended
                                                        -----------------------
                                                         9/30/98       9/30/97
                                                        ---------    ----------
Average shares outstanding-basic                        5,237,332    3,332,904
Dilutive effect of stock options                          187,872       70,789
Dilutive effect of warrants                                77,579      371,962
Dilutive effect of contingent shares related to
    NPL purchase                                               --       90,464
                                                        ---------    ---------

Average shares outstanding assuming dilution            5,502,783    3,866,119
                                                        =========    =========

3.  GOODWILL AND CUSTOMER LIST

Goodwill and customer lists are being amortized on a straight-line basis over twenty to forty years and fifteen years, respectively. The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of goodwill and customer lists may warrant revision or that the remaining unamortized balance of goodwill or customer lists may not be recoverable. When factors, such as operating losses, loss of customers, loss or suspension for an extended period of laboratory certification, or changes in the drug testing industry, if present, indicate that goodwill or customer lists should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted cash flows over the remaining life of the goodwill or customer lists in measuring whether the goodwill and the customer lists are recoverable. Although management believes that goodwill and the customer lists are currently recoverable over the respective remaining amortization periods, it is possible, due to a change in circumstances, that the carrying value could become impaired in the future. Such impairment could have a material effect on the results of operations in a particular reporting period.

4.  CONTINGENT LIABILITIES

Incidental to its business, the Company from time to time is sued by individuals who have tested positive for drugs of abuse or who allege that improper analysis has been performed, generally arising from Laboratory Specialists, Inc.'s, the company's wholly owned subsidiary ("LSI"), alleged failure to properly administer drug urinalysis tests. LSI is currently a defendant in several such lawsuits. Based upon prior successful defense of similar-type lawsuits, the Company believes it has valid defenses to each of such lawsuits, and intends to vigorously defend in such actions. Although LSI maintains insurance to protect itself against such liability, and LSI's insurance carriers have assumed the defense of LSI in connection with certain actions, the extent of such insurance coverage is limited, both in terms of types of risks covered by the policies and the amount of coverage. In the opinion of the Company's management and it's legal counsel, these suits and claims should not result in judgments or settlements which would have a material adverse effect on the Company's results of operations or financial position. Although LSI has not experienced any material liability related to such claims, there can be no assurance that LSI, and possibly LSAI, will not at some time in the future experience significant liability in connection with such claims and such liability may exceed the extent of such insurance coverage, both in terms of risks covered by the policies and the amount of coverage, which could have a material adverse effect upon the results of operations and financial condition of the Company.

5.  SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

In connection with the purchase of assets from Pathology Laboratories, Ltd. ("PLL"), a liability of $960,000 was recorded based upon estimated future quarterly installment payments to be made to PLL. As of September 30, 1998, all installment payments, totaling $751,688 had been made and the remaining balance of the liability of $208,312, was treated as a reduction in the carrying value of the PLL customer list since it will not be paid pursuant to the purchase agreement.

In connection with the purchase of assets from Accu-Path Medical Laboratory, Inc. ("Accu-Path"), a liability of $260,000 was recorded based upon estimated future quarterly installment payments to be made to Accu-Path. As of September 30, 1998, the first three installment payments, totaling approximately $136,606, had been made, with one quarterly installment payment remaining to be paid.

In connection with the purchase of assets from Harrison Laboratories, Inc. ("HLI"), a liability of $460,000 was recorded based upon the estimated future payment obligation. As of September 30, 1998, no payments have been made on this liability; however, a $33,855 reduction was recorded as a result of the offset of amounts owed to Laboratory Specialists, Inc. by HLI.

The above transactions, except the reductions in the liabilities owed to PLL, Accu-Path and HLI, are non-cash transactions and have been excluded from the accompanying statements of cash flows.

6.  SUBSEQUENT EVENTS

On October 15, 1998, the Company issued 1,500 shares of common stock to James Cassel in connection with the exercise of certain warrants.

On October 20, 1998, the Company rescinded 525,000 stock options that had been issued on July 20, 1998, effective with the date of grant.

On October 21, 1998, the Company entered into a definitive agreement to be acquired by The Kroll-O'Gara Company (NASDAQ : KROG) for a purchase price of approximately $5 per share, subject to certain conditions and payable in Kroll-O'Gara common stock. Closing of the transaction is anticipated in December, 1998 and is subject to the approval of the shareholders of the Company.

On October 23, 1998, the Company issued 15,373 shares of common stock to James Cassel in connection with the exercise of certain warrants.

                                   SIGNATURES
                                   ----------


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATE:  NOVEMBER 23, 1998                    THE KROLL-O'GARA COMPANY




                                            By /s/ Nicholas P. Carpinello
                                               ---------------------------------
                                                   Nicholas P. Carpinello
                                                   Controller and Treasurer